UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2017

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Lindenwood Drive, Suite 400

Malvern, PA 19355

(Address of principal executive offices, including zip code)

(484)  324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

2

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Richard A. Bierly, a member of the Board of Directors of Aclaris Therapeutics, Inc. (the “Company”), died unexpectedly on November 6, 2017. Mr. Bierly served as an independent member of the Audit Committee of the Board.

On November 7, 2017, the Company notified the NASDAQ Stock Market, LLC (“NASDAQ”) of Mr. Bierly’s death, and that the Company has determined to rely on the cure period set forth in Listing Rule 5605(c)(4)(B) of the NASDAQ Listing Rules with respect to the composition of its Audit Committee.

On November 7, 2017, the Company received a response letter from NASDAQ acknowledging the Company’s non-compliance with Listing Rule 5605. The NASDAQ letter further provided that consistent with Listing Rule 5605(c)(4)(B), NASDAQ will provide the Company with a cure period in order to regain compliance until the earlier to occur of (i) its next annual stockholders meeting or November 7, 2018; or (ii) if the next annual shareholders’ meeting is held before May 7, 2018, then the Company must evidence compliance no later than May 7, 2018.

The Company expects to regain compliance with Listing Rule 5605 prior to the expiration of the cure period provided by NASDAQ.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Frank Ruffo
Date: November 9, 2017		Frank Ruffo Chief Financial Officer

3